SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008 (June 12, 2008)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51934 (Commission File Number)	62-1786244 (IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067 (Address of principal executive offices)

(615) 844-1280
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On June 12, 2008, the Board of Directors of BioMimetic Therapeutics, Inc. (the “Company”) adopted amendments to Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”).

Section 2.3 of Article II was amended to provide that in the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors, stockholders may seek to nominate persons for such positions provided the stockholder satisfies certain notice requirements and further provided that the stockholder nominee provides certain information and agrees to certain terms.

Section 2.5 of Article II was amended to specify the advance notice requirements, including the requirements for the form of the notice, for a stockholder to nominate a person for election to the Company’s Board of Directors or for a stockholder to submit a proposal of other business to be considered at a stockholders’ meeting. It further defines when a stockholder is eligible to bring business before an annual or special stockholders’ meeting.

A new Section 2.6 was inserted into Article II and the remainder of the article was renumbered accordingly. New Section 2.6 specifies that each nominee to the Company’s Board of Directors must answer a questionnaire with respect to their background and qualifications. Additionally, nominees must make a written representation and agreement that such person will not enter into a voting commitment to vote in a certain way as a director of the Company; that they will not receive compensation from another party for their service as a director of the Company unless disclosed; and that they will comply with the corporate governance policy and certain other policies of the Company.

A copy of the Company’s Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and is hereby incorporated by reference.

Item 8.01. Other Events.

On June 12, 2008, the Company issued a press release announcing that at its 2008 Annual Meeting of Stockholders the Company’s stockholders voted in favor or all proposals identified in the Company’s 2008 Proxy Statement. As a result the following actions were taken: (1) Larry W. Papasan, Samuel E. Lynch, DMD, D.M.Sc., and James G. Murphy were re-elected to the board of directors for three year terms expiring at the 2011 Annual Meeting of Stockholders; (2) the increase of the aggregate pool of stock options available under the Company’s 2001 long-term stock incentive plan by 900,000 shares to 4,019,723 shares was ratified; and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 was ratified. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
3.1	Second Amended and Restated Bylaws of BioMimetic Therapeutics, Inc.
99.1	Press Release dated June 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date: June 16, 2008